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                                        Exhibit 24


                       CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
FOREST OIL CORPORATION:

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8
of Forest Oil Corporation -- Retirement Savings Plan of Forest
Oil Corporation, (ii) the Registration Statement (No. 33-48440) on
Form S-8 and S-3 of Forest Oil Corporation -- 1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statement (No. 33-43292) on Form S-3 of Forest Oil Corporation -- Common Stock issuable upon exercise of the Warrants of Forest Oil Corporation and (iv) the Registration Statement (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation -- Common Stock issuable to Richard Dorn and resales thereof, of our reports dated February
22, 1994, relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Forest Oil Corporation.

Our report on the consolidated financial statements refers to changes in the method of accounting for postretirement benefits and income taxes.


                              /s/_____________________________
                                 KPMG Peat Marwick

Denver, Colorado
March 28, 1994